Exhibit 99.1

                   Lawson Makes Initial Form S-4 Registration
                   Statement Filing, Announces Conference Call

     ST. PAUL, Minn. & STOCKHOLM, Sweden--(BUSINESS WIRE)--Nov. 21, 2005--Lawson Software, Inc. (Nasdaq:LWSN) and Intentia International AB (XSSE: INT B) today announced that Lawson has made its initial filing of a proxy statement and prospectus as part of a Form S-4 registration statement with the U.S. Securities and Exchange Commission (SEC) under the name Lawson Holdings, Inc. The registration statement provides the details of the previously announced offer for the shares and warrants in Intentia International AB. The S-4 also contains a proxy statement that will be used to solicit certain actions by Lawson shareholders, including approval of the merger agreement and issuance of new shares. The registration statement has not yet become effective.
     The S-4 filing is a significant step in the combination of Lawson and Intentia that was announced on June 2, 2005. Further information on the timetable relating to the combination and the registration of the Swedish prospectus by the Swedish Financial Supervisory Authority will be communicated by Lawson and Intentia once the Form S-4 registration statement has been declared effective by the SEC. The timetable will also include information on investor meetings.
     Lawson will host a conference call on Tuesday, November 22, at 3:30 p.m. Central Time (4:30 p.m. Eastern and 10:30 p.m. Central European Time) to discuss its initial Form S-4 registration statement filing. Interested parties may listen to the live call by dialing 1-800-857-4748 (passcode Lawson 1122) and international callers +1-210-234-7123. A live Webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the Webcast approximately 10-15 minutes before the scheduled start time. This is a live call only; there will be no replay or Web archive of the call available. For more information about the proposed combination of Lawson and Intentia, please visit www.intentia.lawson.com.

     About Lawson Software

     Lawson Software provides business application software and consulting services that put time on the side of services organizations in the healthcare, retail, government and education, banking and insurance, and other markets. Lawson's software suites include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minnesota, Lawson has offices and affiliates serving North and South America, Europe, and Africa. For more information, please visit www.lawson.com. Lawson Software and Lawson are registered trademarks of Lawson Software, Inc. All rights reserved.

     About Intentia

     Intentia is the only global enterprise solutions provider 100% dedicated to bringing software applications and consulting services to companies whose core processes involve manufacturing, distribution and maintenance--what we call the "make, move and maintain" market.

     -- 100% of our resources are committed to this market.

     -- 100% of our software is designed for this market.

     -- 100% of our experience is in serving this market.

     Intentia was founded in 1984 and serves over 3,000 customer sites in some 40 countries around the world. Our business solutions currently comprise enterprise management, supplier relationship management, customer relationship management, supply chain management, value chain collaboration, enterprise performance management and workplace management.
     Intentia is a public company traded on the Stockholm Stock Exchange (XSSE) under the symbol INT B. Visit Intentia's Web site at www.intentia.com

     Intentia

     The Intelligent Choice

     Forward-Looking Statements

     This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the company's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.

     Additional Information and Where to Find It

     Lawson has filed a registration statement on Form S-4 containing a proxy statement/prospectus in connection with the proposed acquisition of Intentia by Lawson pursuant to the terms of the Transaction Agreement by and between Lawson and Intentia. The proxy statement/prospectus will be mailed to the stockholders of Lawson and Intentia security holders being U.S. persons once it has been declared effective by SEC, and the security holders of Lawson and Intentia are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about the offer, Lawson and Intentia. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Lawson by going to Lawson's Investor Relations page on its corporate Web site at www.lawson.com. Lawson has also prepared a Swedish prospectus which is expected to be registered by the Swedish Financial Supervisory Authority once the registration statement on Form S-4 has been declared effective by the SEC.

     Lawson and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lawson in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Lawson's proxy statement, which was also filed as part of the Form S-4 submission filed with the SEC. This document is available free of charge by contacting the SEC or Lawson as indicated above.

     CONTACT: Lawson Software, St. Paul
              Media:
              Terry Blake, 651-767-4766
              terry.blake@lawson.com
              or
              Investor Relations:
              Barbara Doyle, 651-767-4385
              barbara.doyle@lawson.com
              or
              Intentia
              General Counsel:
              Niklas Bjorkqvist, +46 8 5552 5249
              Fax: +46 8 5552 5999
              Cell phone: +46 733 27 5249
              niklas.bjorkqvist@intentia.se
              or
              Investor Relations:
              Micaela Sjokvist, +46 8 5552 5000
              Cell phone: +46 70 698 6646
              micaela.sjokvist@intentia.se